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Exhibit 5.1


January 4, 2002


Genta Incorporated
Two Connell Drive
Berkeley Heights, NJ 07922

Re: Genta Incorporated - Registration Statement on Form S-3 Relating to the Registration of 2,668,333 Shares of Common Stock, $.001 par value
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Ladies and Gentlemen:

We have acted as counsel to Genta Incorporated, a Delaware corporation (the "COMPANY"), in connection with the preparation of the subject Registration Statement on Form S-3, File No. 333-75134 (the "REGISTRATION STATEMENT") filed with the Securities and Exchange Commission (the "COMMISSION") under the Securities Act of 1933, as amended (the "ACT"), relating to up to 2,668,333 shares (the "COMMON SHARES") of the Company's common stock, par value $.001 per share, to be sold by the selling stockholders named in the Registration Statement.

In rendering the opinion set forth below, we have examined the Registration Statement and the exhibits thereto, the Company's Restated Certificate of Incorporation, as amended, the Company's Amended and Restated Bylaws, certain records of the Company's corporate proceedings as reflected in its minute books and such statutes, records and other documents as we have deemed relevant. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with the originals of all documents submitted to us as copies thereof.

Based on the foregoing, it is our opinion that the Common Shares have been validly issued, fully paid and are non-assessable.

The opinion set forth above is limited to the General Corporation Law of the State of Delaware. We hereby consent to the use of this opinion as Exhibit 5.1 to the Registration Statement and further consent to the reference to our firm under the caption "Legal Matters" in the prospectus included in the Registration Statement. In giving such consent, we do not thereby admit that we are acting within the category of persons whose consent is required under Section 7 of the Act and the rules or regulations of the Commission thereunder.


Very truly yours,

/s/ Morgan, Lewis & Bockius LLP